EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

IGI Laboratories, Inc. and Subsidiaries

We consent to the incorporation by reference in this prospectus constituting a part of Amendment
No. 1 to the Registration Statement on Form S-3 of our report dated March 31, 2009, appearing in the Annual Report on Form 10-K of IGI Laboratories, Inc. and Subsidiaries, for the year-ended December 31, 2008.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Amper, Politziner & Mattia, LLP

February 2, 2010